UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 29, 2008

SYS
(Exact Name of Registrant as Specified in Charter)

California	001-32397	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 29, 2008, SYS issued a press release announcing the mailing of proxy statement for shareholder vote at a special meeting of shareholders on June 24, 2008.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Press release issued by SYS dated May 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: May 29, 2008	By: /s/ Michael W. Fink
Michael W. Fink, Secretary

NEWS ANNOUNCEMENT	Exhibit 99.1

SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: elake@systechnologies.com

SYS TECHNOLOGIES ANNOUNCES MAILING OF PROXY STATEMENT FOR
SHAREHOLDER VOTE

--Special Meeting of Shareholders on June 24, 2008--

SAN DIEGO, CA – May 29, 2008 – SYS Technologies (SYS), (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, today announced that the Proxy Statements have been mailed for the shareholder vote on the proposed merger with Kratos Defense & Security Solutions (“Kratos”) (Nasdaq: KTOS).

The Form S-4 Registration Statement under the Securities Act of 1933 was declared effective by the Securities and Exchange Commission on May 22, 2008. A special meeting of shareholders based on a record date of May 15, 2008 will be held on Tuesday, June 24, 2008 at 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123 at 11:00am local time to adopt and approve the Agreement and Plan of Merger and Reorganization.

A copy of the Proxy Statement is available on our website at www.systechnologies.com. Further information regarding the merger or the shareholder meeting may be added to the website as it becomes available.

About SYS Technologies

SYS (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to our customers in the Department of Defense, Department of Homeland Security, other government agencies and to commercial companies. Using interoperable communications software, sensors, digital video broadcast and surveillance technologies, wireless networks, network management, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principle services include C5ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration.  The Company is headquartered in San Diego, California, with resources throughout the U.S. and in key strategic military locations. News and information regarding Kratos are available at www.kratosdefense.com.

Additional Information

In connection with the proposed acquisition of SYS by Kratos Defense & Security Solutions, Inc. (“Kratos”), Kratos has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF KRATOS AND SYS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT KRATOS, SYS AND THE ACQUISITION. The definitive joint proxy statement/prospectus and other relevant materials, and any other documents filed by Kratos or SYS with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Kratos by directing a request to: Kratos Defense & Security Solutions, Inc., 4810 Eastgate Mall, San Diego, CA 92121, Attn: Investor Relations, or by going to Kratos’ corporate website at www.kratosdefense.com. Investors and security holders may obtain free copies of the documents filed with the SEC by SYS by contacting SYS Technologies, Inc., 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, Attn: Investor Relations, or by going to SYS’ corporate website at www.systechnologies.com. Kratos, SYS and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Kratos and SYS in favor of the acquisition. Information about the executive officers and directors of Kratos is set forth in the proxy statement for Kratos’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on October 10, 2007. Information about the executive officers and directors of SYS and their ownership of SYS common stock is set forth in the proxy statement for SYS’ 2007 Annual Meeting of Stockholders, which was filed with the SEC on October 29, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Kratos, SYS and their respective executive officers and directors in the acquisition by reading the joint proxy statement/prospectus regarding the acquisition when it becomes available.